EXHIBIT 99.1

EDIBLE GARDEN Signs Non-Binding Letter of Intent to Acquire NARAYAN GROUP

To Expand into the European and North American Markets

BELVIDERE, NJ – January 13, 2025 – Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announced the signing of a non-binding letter of intent (LOI) to purchase the outstanding share capital of Narayan d.o.o. and its subsidiaries (“Narayan Group”), a prominent producer of organic coconut and superfood products.

The Narayan Group, headquartered in Slovenia, brings established products characterized by consistent revenue growth and EBITDA1 with significant market reach that has achieved over $22 Million in revenue2 during the first nine months of 2024. Narayan expects fourth quarter revenue in excess of $9.5 Million, which would result in expected annual revenue of approximately $31.5 Million for the year ending December 31, 2024.3

With Narayan’s vertically integrated supply chain and leadership in the European market combining with Edible Garden’s innovative CEA technology and product placement within their North American distribution network on a combined basis, the Narayan Group and Edible Garden expect to achieve combined revenues in excess of $60 Million in 2025.4

The Narayan Group has demonstrated consistent positive EBITDA1, with net sales revenue growing steadily from $12.1 Million in 2020 to $26.9 Million in 2023. The Narayan Group generated net income of $0.9 Million and EBITDA1 of $3.0 Million in 2023 and is expected to report increased revenues and EBITDA1 for fiscal 2024.

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1 EBITDA is a non-GAAP (as defined below) and non-International Financial Reporting Standards (“IFRS”) measure, which should not be considered in isolation or as a substitute for IFRS measures. EBITDA is not a recognized measure under IFRS and does not have a standardized meaning prescribed by IFRS and therefore may not be comparable to similar measures presented by other companies. See “Use of Non-IFRS Financial Measures” below for more information.

2 The Narayan Group reports its financial results pursuant to IFRS. See “Presentation of Financial Information” below for more information about IFRS.

3 This financial information being presented above is preliminary and unaudited, based upon estimates, and subject to further internal review by Narayan management and compilation of actual results. Narayan has not completed its closing procedures for the fourth quarter and year ended December 31, 2024. While Narayan expects its actual results will be consistent with these preliminary and unaudited estimates, its actual results may differ materially from these preliminary estimates. This preliminary financial information should not be viewed as a substitute for Narayan’s full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, Narayan’s management. Marcum LLP, Narayan’s public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

4 The Company does not provide any representation regarding the accuracy or reliability of this projection or that this projection will be achieved. Readers are cautioned not to rely on this projection in making an investment decision. This projection was not examined or compiled by the parties’ public accounting firm Marcum LLP.  Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto. See “Cautionary Statement of Forward-Looking Statements” below for additional information regarding certain risks that could impact this projection.

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Mario Brumat, CEO of Narayan Group, stated: “We believe this strategic transaction with Edible Garden represents a transformative opportunity to combine Narayan’s high-growth business model and strong European market leadership with Edible Garden’s innovative CEA technology and established distribution channels in North America. Together, we expect to be able to accelerate market expansion, particularly in the U.S. and Canada, by delivering products that meet rising consumer demand for organic and sustainable food products. We anticipate this collaboration will drive operational efficiencies, and provide cross selling opportunities of our combined product lines throughout North America and Europe which should provide immediate short-term and sustainable long-term shareholder value through scalable growth and increased market share in the growing market sector we are addressing.”

Jim Kras, CEO of Edible Garden, added: “We believe Narayan Group’s proven success and alignment with our Zero-Waste Inspired® vision will allow us to build scale, expand internationally, and enhance our operational efficiency. This value acquisition should position us to create meaningful value for our shareholders by meeting the growing demand for sustainable, plant-based food products. Narayan has a demonstrated strength in acquiring and developing products under a vertically integrated supply chain management strategy resulting in strong gross margins throughout Europe. We believe this transaction will provide us with immediate value, allow us to introduce Narayan’s products into the North American market and provide a much stronger base to grow in the future. Our combined strategy will be to build on Narayan’s footprint in Europe with their ability to acquire other successful product offerings and to expand those through our established and growing North American channels.”

The Proposed Transaction

Under the terms of the LOI, in consideration for 100% of the share capital of Narayan d.o.o. (the parent of the Narayan Group companies), Edible Garden will issue to the Narayan shareholders shares of Edible Garden common stock. Subject to completion of the respective parties’ due diligence investigation and receipt by Edible Garden of an opinion from an independent investment banker that the terms of the transaction are fair to the Edible Garden stockholders from a financial point of view, it is anticipated that a majority of the fully-diluted outstanding shares of Edible Garden common stock at closing will be issued to the Narayan shareholders.

The LOI contemplates that, subject to Nasdaq requirements, a majority of the members of the Edible Garden board of directors shall be designated by the Narayan shareholders or their affiliate. Jim Kras will continue to serve as the Chairman and Chief Executive Officer of Edible and Mario Brumat, the current president of Narayan will continue to head European operations and serve as a member of the Edible Garden board of directors.

Closing of the transaction is expected to be subject to a number of closing conditions, including a satisfactory due diligence investigation by both parties, completion of a €6.0 million equity financing for Narayan, consummation of a contemplated reverse stock split of the current outstanding shares of common stock of Edible Garden, execution of employment agreements for Messrs. Kras and Brumat, establishment of a 2025 Equity Incentive Plan for Edible and approval of the transaction by the Edible Garden  stockholders.

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About the Narayan Group

The Narayan Group produces over 100 organic food products that are certified vegan and organic under private label and proprietary brand offerings. Its products are sold and distributed by many of the largest food retailers primarily in Europe and US. The Narayan Group ranks among the top 1000 global suppliers to the Schwarz Group (Lidl & Kaufland), the #3 ranked food retailer in the world by international revenues and Aldi, the #4 ranked food retailer in the world by international revenues, according to Top 50 Global Retailers 2024 by the National Retail Federation. Narayan products are available through retail channels with a combined reach of approximately 75,000 retail stores globally, located in more than 30 countries, primarily within the EU.

The Narayan Group business currently operates in two core food product segments – Organic Coconut and Superfoods Products.

The organic coconut products segment includes a range of packaged organic coconut food products. Narayan sources, produces, mixes, bottles, and packages private label and branded organic coconut products, including organic and conventional virgin and refined, bleached, and deodorized coconut oils, coconut flour, coconut sugar, and coconut syrup. Our coconut products come in different varieties, packaging, and flavors. Narayan believes our organic virgin coconut oil is a premier energy source and a high-quality, sustainable ingredient.

In addition to its organic coconut products, the Narayan Group also sells assorted spices, grains, seeds and pulses, nuts, cereals, fruits, syrups, ready-to-cook meals, and toppings, including quinoa, flax seeds, chia seeds, lentils, psyllium husk, sesame seeds, bulgur, whole grain couscous, goji berries, which they market as Superfoods. Its selection of organic superfood products are produced and sold in a range of sizes and packaging options and feature different flavors.

The Narayan growth strategy includes entry into the United States and Canadian markets and strategic acquisition of other businesses in the food segment. For more information on The Narayan Group go to https://narayanfood.com/.

About Edible Garden.

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Caribbean and South America, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and Self-Watering in-store displays. The Company currently operates its own state-of-the-art vertically integrated greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-Watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. The Company has been named a FoodTech 500 company by Forward Fooding, a leading AgriFoodTech organization.  In addition, Edible Garden is also a Giga Guru member of Walmart's Project Gigaton sustainability initiative. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick. Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes looking for cleaner labeled, better for you options. Furthermore, Edible Garden offers a line of fresh, sustainable and functional condiments such as Pulp fermented gourmet & chili-based sauces and Edible Garden's Pickle Party - fresh pickles & krauts. For more information on Pulp products go to https://www.pulpflavors.com. For more information on Vitamin Whey® products go to https://vitaminwhey.com. For more information on Edible Garden go to https://ediblegardenag.com. A copy of the Company’s latest corporate video is also available here.

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Presentation of Financial Information

All dollar amounts set forth in this press release are in United States dollars.

The Narayan Group’s financial statements are prepared in accordance with IFRS, and any financial information of The Narayan Group included in this press release has been derived from The Narayan Group’s annual or interim financial statements prepared in accordance with IFRS and has been prepared using accounting policies that are consistent with IFRS. Edible Garden’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and any financial information of Edible Garden included in this press release has been derived from Edible Garden’s annual or interim financial statements prepared in accordance with GAAP and has been prepared using accounting policies that are consistent with GAAP.

IFRS differs in certain material respects from GAAP. The financial information of the Narayan Group presented in this press release has not been adjusted to give effect to the differences between GAAP and IFRS or to accounting policies that comply with GAAP, and thus may not be directly comparable to Edible Garden’s financial information prepared in accordance with GAAP.

Use of Non-IFRS Financial Measures

The Narayan Group utilizes non-IFRS financial measures, including EBITDA, to complement its IFRS reporting and provide stakeholders with a deeper understanding of its operational performance and financial health. These measures offer insights into trends and factors that IFRS metrics may not fully capture. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by The Narayan Group may not be comparable to similarly titled amounts used by other companies. The Narayan Group defines EBITDA as earnings before interest, taxes, depreciation, and amortization. The table below presents The Narayan Group’s EBITDA for the year ended December 31, 2023 reconciled to The Narayan Group’s Net  Profit for the year ended December 31, 2023 which is the most comparable IFRS measure (in millions):

Net Profit	$0.942
Interest Expense	1.014
Taxes	.088
Depreciation/	.965
Amortization
EBITDA	$3.00

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements, including with respect to the proposed transaction with Narayan Group and its expected timing, the results of the proposed transaction, if completed, the Company’s growth strategies, the Company’s ability to improve its financial results, and performance as a public company. The words “anticipate,” “believe,” “design,” “expect,” “opportunities,” “seek,” “should” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the uncertainty of whether a definitive agreement can be reached, the Company’s ability to obtain the requisite vote of its stockholders to approve the proposed transaction, the parties’ ability to satisfy the conditions to closing the proposed transaction, the risk that management’s attention is diverted to transaction-related matters, market and other conditions, whether the revenue expectations of the combined companies will be as expected or that the combined companies will be able to generate a profit, the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly reports. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law. References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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